Exhibit 10.3

CONFIDENTIAL TREATMENT REQUESTED BY CELLECTIS S.A.—CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

1      PATENT LICENSE AGREEMENT n°C-00061905

PATENT LICENSE AGREEMENT n° C-00061905

BETWEEN:

L’Institut Pasteur,

Foundation recognized as having public utility,

25-28, rue du Docteur Roux,

75724 Paris cedex 15,

represented by Mr. Christian POLICARD,

Director of Development and Industrial Partnerships.

Hereafter referred to as the IP or the “LICENSOR”, acting both on its own behalf and on behalf of:

•	Boston Children’s Hospital,

300 Longwood Avenue

Boston, MA 02115

USA

Hereafter referred to as the “BCH”.

Jointly also designated the “LICENSOR”,

Party of the first part

AND:

CELLECTIS

Public limited company with capital of 250,000 Francs

with its registered office at 3, rue François Mouthon, Paris 75015 represented by Mr. André Choulika, acting in the capacity of Chairman and Managing

Director

Hereafter referred to as the “LICENSEE”,

Party of the second part.

The LICENSOR and the LICENSEE are hereafter referred to as the “Parties”.

RECITALS:

IP filed two provisional patents applications in the United States whom inventors are Mr. Richard Mulligan and Mr. André Choulika relating to process of homologous recombination using meganucleases. IP has agreed to share with BCH exploitation rightsof the inventions of theses patent applications and now wishes to share its rights under this technology with a industrial partner.

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The BCH has given a mandate to the IP, which accepts it, to represent it and negotiate in its name any license agreement with the company CELLECTIS.

CELLECTIS is a recently-created company, which has as its activity the domain of genome and anti-viral therapy, the production of genomically-modified organisms, with respect to offering services to third parties, the sale of molecular biology products and reagents, the development of new therapeutic strategies, alone or in cooperation with pharmaceutical laboratories.

CELLECTIS wishes to be able to develop, within the context of its technological platform, the LICENSOR’s patents and patent applications above whilst respecting the rights already granted to third parties.

It has therefore been agreed as follows between the Parties:

ARTICLE 1: DEFINITIONS

The following definitions apply for the purposes of the present AGREEMENT, it being understood that one the one had, the singular is understood, when the context so permits, as the plural, and inversely, and on the other hand, masculine is understood as feminine in the same conditions.

1.1	AFFILIATE

“Affiliate” is understood as any company, firm, group of persons or other entity, which de jure ou de facto, directly or indirectly, controls another entity or is controlled by it, or is under common control with it, control being understood as holding over fifty percent (50%) of the voting shares of a company (or any other percentage that a foreign company is authorised to hold in a third party national company with respect to the legislation of the latter’s country) or as having decision-making power, in the case of a company without legal status.

1.2	AGREEMENT PATENTS

“AGREEMENT PATENTS” are understood as:

The U.S. provisional patents applications titled “Homologous recombination and/or gene repair involving in the in vivo excision of targeting DNA” and “Homologous recombination and/or gene repair involving the induction of double stranded DNA cleavage at the chromosomal target site”, filed in United States on 3 February 1999, any foreign patents application, division application, continuation applications, any reissue application in U.S. or anywhere else in the world, made on the basis of the patent applications cited above, the list of which is attached in APPENDIX A to the present AGREEMENT, and the corresponding patents issued which shall be automatically included in APPENDIX A to the present AGREEMENT.

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1.3	FIELD

“FIELD” of the AGREEMENT is understood as any application of the LICENSED PRODUCTS and LICENSED PROCESS.

1.4	LICENSE

“LICENSE” is understood as the grant by the LICENSOR to the LICENSEE of exploitation rights for the AGREEMENT PATENTS in accordance with the provisions of the present document (the “AGREEMENT”) in particular as covered in Article 2.

1.5	IMPROVEMENT

“IMPROVEMENT” is understood as any improvements or innovations, whether patentable or not, made to the LICENSED PRODUCTS and/or LICENSED PROCESS by the LICENSOR, and depending on the AGREEMENT PATENTS. The IMPROVEMENTS constitute, with the AGREEMENT PATENTS, the licensed technology. The patents filed to protect IMPROVEMENTS shall be included as they are filed in the AGREEMENT PATENTS.

1.6	LICENSEE

The “LICENSEE” is understood as the LICENSEE as defined above and all its AFFILIATES taken collectively; the LICENSEE is authorized to extend the benefits of the rights conferred upon it by the present AGREEMENT to its AFFILIATES, as long as it itself continues to assume liability for respect of the obligations conferred upon its by the present AGREEMENT, both for itself and its AFFILIATES.

1.7	PROVISION OF SERVICES

“PROVISION OF SERVICES” is understood as the performance by the LICENSEE in favour of a THIRD PARTY of provision of services, implementing any LICENSED PRODUCT or LICENSED PROCESS.

1.8	LICENSED PRODUCT

“LICENSED PRODUCT” is understood as any composition or any product, the exploitation of which would constitute, without a license, an infringement of the AGREEMENT PATENTS.

1.9	LICENSED PROCESS

“LICENSED PROCESS” is understood as any process, the implementation of which would constitute, without a license, an infringement of the AGREEMENT PATENTS.

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1.10	NET INCOME

“NET INCOME” is understood as [***]

1.11	R&D SOLD

“R&D SOLD” is understood as [***]

1.12	KNOW-HOW

“KNOW-HOW” is understood as all knowledge and data, including technical, strategic and commercial information, methods, supplies and products including the organisms and micro-organisms belonging to the LICENSOR, patented or not patented, and which it holds before signature of the AGREEMENT or which it develops or acquires after signature of the present AGREEMENT. The list of KNOW HOW is in APPENDIX B to the present AGREEMENT.

1.13	TERRITORY

“TERRITORY” is understood as the whole world.

1.14	THIRD PARTIES

“THIRD PARTIES” are understood as any entity other than the parties to the present AGREEMENT and their AFFILIATES.

1.15	SALE

“SALE” is understood as the transfer by the LICENSEE to a THIRD PARTY of any property or disposal right for the LICENSED PRODUCTS. A SALE becomes effective from when it is invoiced by the LICENSEE.

1.16	INDUSTRIAL GROUP

“INDUSTRIAL GROUP” is understood as any company or group of companies exercising an economic activity which products material assets by the transformation and implementation of raw materials into a finished or semi- finished product.

ARTICLE 2: LICENSE GRANT

2.1	The LICENSOR grants, subject to the reservations and conditions stipulated in the present document, to the LICENSEE, which accepts, an exclusive license subject to

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2.2	Article 2.1(i) below, under the AGREEMENT PATENTS to make, have made, use and sell the LICENSED PRODUCTS and/or implement or have implemented the LICENSED PROCESS in the TERRITORY in the FIELD during the term of the present AGREEMENT.

2.1	(i) This license is non-exclusive for the LICENSED PROCESS applied to human gene therapy.

Consequently, the term exclusive is understood for the purposes of the present AGREEMENT as the LICENSOR being prohibited from exploiting or having exploited or granting a license or exploitation rights under the AGREEMENT PATENTS to a THIRD PARTY in the FIELD, subject to the restriction described in Article 2.1(i) above.

However, it is agreed by the Parties that, assuming IP has the possibility to grant exploitation rights of the AGREEMENT PATENTS for applications to the human gene therapy, it will immediately inform the LICENSEE, who may obtain said exploitation rights, by amendment to the present AGREEMENT.

2.3	The LICENSOR grants to the LICENSEE an immediate, complete and free access to the KNOW-HOW.

2.4	The LICENSEE shall be diligent and do its utmost to design, develop and obtain the administrative authorizations necessary to sell the LICENSED PRODUCTS and LICENSED PROCESS. It is expressly agreed that maintaining the exclusive nature of the LICENSE as defined above in paragraph 2.1 has as a sine qua non condition, the respect for the aforementioned obligation.

The LICENSEE must ensure the LICENSOR receives, within a period of three months from the date of signature of the present AGREEMENT, a plan giving figures, details and a timeline for the development and commercial perspectives for the AGREEMENT PATENTS, for the first twelve months from the date of signature of the present AGREEMENT. The LICENSEE shall spontaneously inform the LICENSOR of any event occurring or which it anticipates which shall be of such a nature as to compromise or substantially delay these perspectives; it shall provide detailed explanations on the measures it intends to take to restore the initial perspectives. After the first twelve months the LICENSEE, upon LICENCOR’s request, must ensure the LICENSOR receives an update of the aforementioned document.

2.4	The LICENSEE may only grant sub-licenses for the rights it receives by virtue of the present AGREEMENT to any THIRD PARTY with the prior approval of the LICENSOR. If the LICENSOR does not indicate its disagreement within a period of one month from the date of notification of a planned sub-license, it shall be deemed to have given its approval.

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2.5	The LICENSEE in the AGREEMENT undertakes, for a period of seven years after signature of the AGREEMENT, to grant at least three sub-licenses for the AGREEMENT PATENTS. If not, the AGREEMENT shall lose its exclusive nature.

2.6	The IMPROVEMENTS made by the LICENSOR are granted with an exclusive license to the LICENSEE according to the terms and restrictions of the present AGREEMENT and at no additional price. The LICENSOR shall have no obligation with respect to the LICENSEE concerning the IMPROVEMENTS made by the LICENSOR after the LICENSE has been converted to a non-exclusive LICENSE in the case of Article 2.5.

The LICENSOR shall inform the LICENSEE of any patent it files in the FIELD after the present AGREEMENT takes effect, no later than one month after such a filing.

Consequently, the term exclusive is understood for the purposes of the present AGREEMENT as the LICENSOR being prohibited from exploiting or having exploited or granting a license or exploitation rights under the IMPROVEMENTS to a THIRD PARTY.

ARTICLE 3: CONSIDERATION

3.1	Under this AGREEMENT the LICENSEE will pay to the LICENSOR on the date of the third anniversary of the coming into force of this AGREEMENT a lump sum, non-reimbursable and non-deductible from future license fees, of [***].

3.2	Under this AGREEMENT the LICENSEE will pay to the LICENSOR license fees equal to [***] of the NET INCOME generated in the TERRITORY.

3.3	In reimbursement of the license fees already paid, the LICENSEE will pay to the LICENSOR:

•	The sum of [***] on the date of the second anniversary of the coming into force of this AGREEMENT,

•	The sum of [***] on the date of the third anniversary of the coming into force of this AGREEMENT.

3.4	Under the sub-licenses granted by the LICENSEE in application of Article 2.4 of this AGREEMENT, the LICENSEE will pay to the LICENSOR: [***] of all payments received by it, lump sums, license fees, market values (in the case of cross licenses or exchanges) for all sub-licenses granted to THIRD PARTIES, excluding sums set out in Article 3.5. In no case may the amount receivable by the LICENSOR be less than that which it would have received by contracting directly with the THIRD PARTIES under the conditions agreed with the LICENSEE.

If these conditions make it impossible to conclude a SUB-LICENSE AGREEMENT for economic reasons, the LICENSOR and the LICENSEE will come to an AGREEMENT in a good faith for other conditions to apply to the SUB- LICENSE.

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3.5	The sub-licensees shall be liable for the payment of the sum of [***] which sum shall be paid in total to the LICENSOR in respect of patent fees already paid. The sub-licensees must also pay the sum of [***] each year, this sum being paid to the LICENSOR in respect of patent fees.

If these conditions make it impossible to conclude a SUB-LICENSE AGREEMENT for economic reasons, the LICENSOR and the LICENSEE will come to an AGREEMENT in a good faith for other conditions to apply to the SUB- LICENSE.

ARTICLE 4: PAYMENT OF LICENSE FEES

4.1	The payment of the license fees due under this AGREEMENT shall be made sixty (60) days after the end of each calendar half-year for the amount corresponding to the sales or sub-license payments for that half-year.

4.2	All payments due from the LICENSEE under this AGREEMENT shall be made by direct bank transfer to the account notified to it by the LICENSOR. All bank charges relating to the said payments shall be the liability of the LICENSEE up until the payments are made to the account of the LICENSOR.

4.3	For the purposes of this AGREEMENT, license fees relating to the NET INCOME paid in a currency other than the French Franc or the Euro must be converted at the average rate of exchange on the last but one Wednesday of the month preceding the month of invoicing, as published by the Banque de France.

4.4	The sums paid to the LICENSOR shall remain its property under all circumstances. VAT shall be invoiced in addition, at the applicable rate, and paid by the LICENSEE.

4.5	Any withholding tax payable by the LICENSEE on the license fees due under this AGREEMENT shall be deducted from the license fees due for the relevant country. The LICENSEE must obtain and keep at the disposal of the LICENSOR proof of payment of such withholding tax. The LICENSEE must assist the LICENSOR to avoid paying double taxation and will on request provide it with any necessary document for this purpose.

4.6	In the case of late payment, the sums due to the LICENSOR shall be increased by a penalty equal to one and a half time the legal rate of interest.

ARTICLE 5: ESTABLISHMENT OF ACCOUNTS

5.1	At the time of payment, the LICENSEE will provide the LICENSOR with a report showing the accounts relating to the license fees. This report will show separate accounts for each country in the TERRITORY and for the relevant period for each AGREEMENT PATENT, the number of LICENSED PRODUCTS sold along with their trade names and the type of PROVISION OF SERVICES carried out, the NET

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INCOME achieved as well as the license fees due. If no license fee is due, a report shall be provided to that effect. The above-mentioned reports shall be certified as complying by one of the Licensee’s managers duly authorized for that purpose. The same obligations apply to the LICENSEE for LICENSED PRODUCTS and PROVISIONS OF SERVICES sold by a sub-licensee, the above-mentioned reports shall, if necessary, be detailed sub-licensee-by-sub-licensee.

5.2	The LICENSEE shall keep separate and detailed accounts so as to allow the calculation and verification of the amount of the license fees due to the LICENSOR under this AGREEMENT. The LICENSOR shall be authorized for the duration of this AGREEMENT plus a further period of three years to carry out an examination, at its expense, of the Licensee’s accounts and those of the sub-licensees performed by an independent qualified accountant, chosen by the LICENSOR and approved by the LICENSEE, or in the absence of AGREEMENT by the Président du Tribunal de Grande Instance de Paris. The accountant’s task will be solely to calculate the license fees. This is exercisable for a maximum period of five years preceding such examination.

In the case of adjustment, the costs of the examination shall be the liability of the LICENSEE from the date when the sums owed by the LICENSEE to the LICENSOR as noted by the accountant shall exceed 5 % of the total sums actually received by the LICENSOR.

ARTICLE 6: WARRANTIES

6.1	The LICENSOR declares and warrants the LICENSEE:

•	that the AGREEMENT PATENTS actually exist;

•	that he is fully authorized to grant the LICENSE that is the subject of this AGREEMENT.

6.2	The unknown factors, risks and dangers linked to the use of the AGREEMENT PATENTS, in particular the faults that it could conceal or the eviction, with the exception of evictions that are solely attributable to the LICENSOR, which they can demonstrate, shall be the sole responsibility of the LICENSEE who accepts them.

Consequently, the LICENSOR declines any explicit or implicit responsibility towards the LICENSEE, their legal successors, transferees for any direct, indirect or special damages, in particular any operating losses, interruption of activity or lost profits.

The LICENSEE is prevented from having any redress including activating any guarantees and is forbidden from subrogating a THIRD PARTY in its rights of redress against the LICENSOR, its managers, its directors, its employees, its agents, as compensation for any damages that may arise during the implementation or not of the AGREEMENT PATENTS.

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6.3	Without prejudice to what is mentioned in Article 6.1 above the LICENSOR does not provide any warranties, whether express or implicit, pertaining to the AGREEMENT PATENTS, in particular regarding their usefulness, their harmlessness or adaptation for any purpose. The LICENSOR does not warrant, either expressly or implicitly, that the use of the AGREEMENT PATENTS as well as the manufacture, sale, use, import, export and the ownership of the LICENSED PRODUCTS do not breach any patents (other than the AGREEMENT PATENTS), exclusive rights or ownership rights of a THIRD PARTY. It is nevertheless agreed that if proceedings are instituted against the LICENSEE or one of their sub-licensees by a THIRD PARTY which is opposed to a patent that opposes the free use of the LICENSED PRODUCTS or LICENSED PROCESS, the LICENSOR will provide its assistance to the LICENSEE at LICENSOR’s costs.

6.4	The LICENSEE is the sole party responsible for ensuring that the LICENSED PRODUCTS comply with the applicable laws and regulations, in particular those pertaining to ethics, the treatment of animals and genetically modified organisms.

6.5	This Article 6 shall be applicable notwithstanding the expiration or termination of this AGREEMENT.

ARTICLE 7: INFRINGEMENT

7.1	The LICENSOR and the LICENSEE shall notify one another as soon as they become aware of any infringement of the AGREEMENT PATENTS by a THIRD PARTY. They shall supply one another with all items available to them in order to examine the nature and extent of this.

7.2	If one of the Parties believes that the observed infringement is liable significantly to disrupt the LICENSEE’S use of the AGREEMENT PATENTS, they shall approach the other Party in order to discuss the most appropriate measures in order to bring the infringement to an end.

7.3	If the Parties decide, by joint agreement, that they shall initiate legal proceedings against the THIRD PARTY they shall determine if these legal proceedings should be initiate jointly. The proceedings shall be dealt with jointly. For any issues pertaining to the protection of the AGREEMENT PATENTS, the LICENSOR shall be nominated as the “leader” and shall act following consultation with the LICENSEE and shall take account of any reasonable comments made by the latter. For any matters pertaining to the protection of the LICENSEE’S commercial interests, in particular the assessment of their damages, the latter shall be nominated as “leader” and shall act following consultation with the LICENSOR and shall take account of any reasonable comments made by the latter.

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The Parties to the proceedings shall ascertain the fees to be paid between them in advance. The indemnities that may be awarded by the courts to both parties to the AGREEMENT shall be shared between them in the same proportion as their respective external costs incurred in the course of these legal proceedings

7.4	If the LICENSEE would like to initiate legal proceedings and the LICENSOR does not wish to, the LICENSEE may, after having given formal notice to the LICENSOR for which no response has been received, pursue action at its own initiative and in its own name. The fees for such proceedings shall be payable by the sole LICENSEE. The awards, including any possible damages of a punitive nature, shall be irrevocably acquired by the LICENSEE.

It is, however, agreed that after deducting external costs incurred by the LICENSEE for successfully win the legal proceedings, the indemnities, to the exclusion of indemnities of a punitive nature, allocated to LICENSEE shall be included in the NET INCOME and shall be subject to payment of royalty to the LICENSOR at the applicable rate in accordance with this AGREEMENT. It is furthermore agreed that the LICENSOR reserves the right to intervene at their cost and risk.

7.5	If the LICENSOR wishes to initiate legal proceedings and the LICENSEE does not wish to, the LICENSOR may then pursue matters at its own initiative and in its own name. The fees for such proceedings shall be payable by the sole LICENSOR. The awards, including any possible damages of a punitive nature, shall be irrevocably and wholly acquired by the LICENSOR.

This provision does not however prevent the LICENSEE from taking part in proceedings, at its expense, in order to obtain compensation rightly due for damages.

7.6	If an action by the LICENSEE in accordance with Article 7.4 above must be declared to be inadmissible because of the plaintiffs inability to act or if it can reasonably be anticipated that the LICENSEE plans to take in accordance with Article 7.4 above, is declared inadmissible for this reason, the LICENSOR shall then provide the LICENSEE upon request and in a timely manner, all powers required for them to act in the name and on behalf of the LICENSOR.

The costs pertaining to this action shall be payable by the LICENSEE. The indemnities that may be allocated at the end of the proceedings shall be split as set out in Article 7.4 above.

7.7	The Parties jointly undertake to supply all documents, powers of attorney and signatures that may be required in order to carry out their actions successfully in accordance with the terms of this Article.

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ARTICLE 8: CONFIDENTIALITY AND EXCHANGE OF INFORMATION

8.1	For the duration of this AGREEMENT, each Party undertakes to notify the other Party promptly of any information they may obtain or develop relating to the harmlessness and/or usefulness of any LICENSED PRODUCT in particular any information regarding any serious effect which one can reasonably believe is linked to the use of the LICENSED PRODUCT.

8.2	For the duration of this AGREEMENT plus a period of five years and regardless of it being terminated prematurely, the Parties cannot disclose, directly or indirectly, any confidential information received by the other Party within the framework of this AGREEMENT or its preparation, without prior consent of the other Party. The information are deemed confidential if they are disclosed:

•	in any written form (on paper or electronically) and clearly designated as being confidential; or

•	in verbal form, insofar as its confidentiality is confirmed in writing within 30 calendar days; or

•	in the form of samples, specimens or other biological materials that are formally designated as being confidential at the latest 30 days after they have been supplied.

The Parties are only authorized to disclose confidential information if it is directly and strictly necessary: a) to the development and use of the LICENSED PRODUCTS or the LICENSED PROCESS; b) to obtain administrative authorizations for use; c) in order to comply with and respond to the requirements of the governmental authorities.

In such an instance, the Parties must take reasonable measures to ensure that any unauthorized use or disclosure shall be carried out by individuals to whom the confidential information will be entrusted and specifically drawing their attention to the confidential nature of this information. With regards to its own staff, each Party shall only be authorized to entrust the said information to members linked to them by a confidentiality obligation that is at least equivalent to the effects of the confidentiality obligation set out in this Article.

The confidentiality obligation in this Article shall not apply to information a) that is or becomes accessible to the public, or b) that is already in the possession of the recipient Party at the time it is entrusted to them by the other Party, the onus being on them to provide proof of this or c) which shall subsequently, excluding any contractual breach, be entrusted to the recipient Party by a THIRD PARTY not belonging to the public authority, the onus being on the recipient party to provide proof of this or d) which is not independently developed by the employees of the recipient Party which has not been advised of the said information in accordance with this AGREEMENT, the onus being on them to provide proof of this.

8.3	Any public announcement or disclosure regarding the terms of this AGREEMENT may not be made, directly or indirectly, by any of the Parties, except where required by Law, without first having obtained the written AGREEMENT from the other Party on the principle and content of this disclosure or announcement.

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ARTICLE 9: ENTRY INTO FORCE AND TERM

9.1	This AGREEMENT shall be deemed applicable from the AGREEMENT DATE as indicated at the foot of this document and must be read and interpreted accordingly. Unless it has been terminated in compliance with the provisions set forth below and without prejudice to the provisions in Articles 6, 8 and 11 of this AGREEMENT, the latter shall remain in force until the expiry or invalidation of the last AGREEMENT PATENT.

9.2	The expiry of the AGREEMENT upon expiration of the last AGREEMENT PATENT in compliance with this Article 9.1 will not prohibit the LICENSEE from continuing to making, sell and use the LICENSED PRODUCTS and PROVISIONS OF SERVICES without having to pay any subsequent fees.

9.3	If one of the parties is in breach in their performance or one or more of the obligations imposed on it by this AGREEMENT and if it fails to rectify the breach within 90 days following receipt of a notification from the other Party concerning the said breach, the other Party will be authorized to terminate this AGREEMENT lawfully, at the fault of the Party in breach and at any time, merely upon delivery of a notification to the party in breach. This shall be without prejudice to the other rights and remedies to which the injured Party may be entitled by virtue of the breach, in particular the right to compensation for damages to which this infringement and this termination give rise.

9.4	The LICENSEE acknowledges the LICENSOR’s right to terminate this AGREEMENT immediately by simply sending notice of termination if the LICENSEE contests the validity of all or any of the AGREEMENT PATENTS before a court or patents office.

9.5	Either Party may terminate this AGREEMENT without fault if judicial proceedings are instituted against the other Party, once the trustee has expressly or implicitly relinquished continuing with the AGREEMENT, provided that a notification is sent by the Party wishing to terminate this AGREEMENT to the other Party sixty (60) days before the said termination comes into effect.

9.6	At the end of the AGREEMENT or in the case of premature termination of the same for a reason other than termination due to fault on the part of the LICENSOR, the LICENSOR shall retain any sums it has received on the basis of this AGREEMENT, while the LICENSEE shall remain bound to pay all sums due upon expiry of this AGREEMENT and on the basis of any use thereof which has not been paid for.

9.7	The anticipated termination of this AGREEMENT shall lead to the termination of the LICENSE, after which the LICENSEE will be prohibited from using the AGREEMENT PATENTS.

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9.8	The LICENSEE may terminate the AGREEMENT simply by notice without owing the LICENSOR any compensation. Such termination may be effected in particular if the AGREEMENT PATENTS are not issued or not issued with a satisfactory scope either in geographical or technical terms or if the use of the license is not economically viable. In the case of termination, the LICENSOR shall substitute the LICENSEE in all the sub-licensing AGREEMENTs signed by the latter. Furthermore, the LICENSEE will not owe any of the sums set forth in Articles 3.1 to 3.5 and 10.1 as of the date of termination.

ARTICLE 10: PATENTS

10.1	Subject to the provisions set forth in Article 10.2 below, the LICENSOR shall ensure that the AGREEMENT PATENTS are issued and maintained. The LICENSOR shall regularly inform the LICENSEE of the state of proceedings relating to the issuances of the AGREEMENT PATENTS and shall consult it in all decisions that are likely to affect the existence or the scope of the monopoly provided by the AGREEMENT PATENTS. The LICENSOR shall consult the LICENSEE in particular concerning the decisions to extend the priority application to foreign countries and concerning the defense in the case of opposition or interferences. The LICENSOR shall provide the LICENSEE with copies of the main communications exchanged with its patents counsels and those exchanged with the patent offices.

The LICENSEE shall reimburse the LICENSOR, subject to having been consulted in advance on the timeliness of the commitment and having received the relevant supporting documents, for [***] the direct expenses incurred by the latter from the date of signature of this AGREEMENT for having the AGREEMENT PATENTS issued and maintained for the countries encompassed by the Munich Convention, the US, Canada and Japan. The said share may not be lower than [***] per year.

For countries not mentioned above and in respect of which the LICENSEE has requested industrial property protection, the LICENSEE shall reimburse the LICENSOR, subject to having been consulted in advance on the timeliness of the commitment and having received the relevant supporting documents, for all of the direct expenses incurred by the latter for having the AGREEMENT PATENTS issued and maintained. The LICENSEE may at any time - subject to a notice period of six months- cease to pay the above mentioned expenses without constituting a contractual breach, in which case the LICENSOR will be released from its obligations to maintain the AGREEMENT PATENTS.

10.2	In the event that the LICENSOR should wish to abandon a AGREEMENT PATENT, it shall inform the LICENSEE, who may at its own expense maintain the said AGREEMENT PATENT. In such a case, it will be understood that ownership of the LICENSOR’S rights will be transferred to the LICENSEE and that the latter will cease to owe the LICENSOR any fees in respect of the country concerned.

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The information mentioned above shall be sent by registered letter with confirmation of receipt and shall contain all the relevant information in the LICENSOR’s possession that will facilitate an assessment of the usefulness of maintaining the AGREEMENT PATENTS which the LICENSOR wishes to abandon. The LICENSEE will have thirty (30) days upon receipt of this information for submitting its decision to the LICENSOR on maintaining the AGREEMENT PATENTS of its choice. After this deadline or in the absence of a reply by the LICENSEE by the expiry of the deadline, the LICENSOR will be free to abandon said AGREEMENT PATENT.

ARTICLE 11: TRADE MARKS, TRADE NAMES AND PRODUCT MARKING

None of the provisions of the AGREEMENT can lead to the right to use, for any promotional activity, the name, trade name, trade mark or any other designation or distinctive mark of the other party, including the above in contracted or abridged form or through imitation, without the express written consent of the other party.

The LICENSEE may affix, or have affixed, on every LICENSED PRODUCT, the number of the AGREEMENT PATENT, whenever the legislation of a country so requires as well as the statement “sub-license from the Institut Pasteur”.

This Article 11 shall continue to apply notwithstanding the expiration or termination of this AGREEMENT.

ARTICLE 12: MISCELLANEOUS

12.1	This document and its appendices and also any document referred to herein shall bind the parties and their respective successors in law. It may only be altered by way of an amendment hereto duly signed by an authorized representative of each party or their successors in law, with the exception of the appendices, which may be unilaterally updated, provided the AGREEMENT so provides.

12.2	This AGREEMENT is accepted by the LICENSEE having regard to its shareholding as of the date of signature indicated at the bottom. In the event of a change of control - i.e. 50% or more of the voting rights benefiting an INDUSTRIAL GROUP the LICENSOR shall be entitled to cancel it within 60 days of the effective date of this change. This AGREEMENT cannot be transferred or assigned to a THIRD PARTY by one of the parties without the prior AGREEMENT of the other party, unless it is assigned or assigned jointly with the transfer or assignment of all of the activities of the assigning party. Any proposed assignment or transfer shall be notified to the other party by the party proposing such an assignment or such transfer at least sixty (60) days before its execution. In any case, the assignor will be the guarantor with respect to the other party of compliance with the terms of this AGREEMENT by the assignee for the five years following the assignment.

15       PATENT LICENSE AGREEMENT n°C-00061905

12.3	The titles and paragraphs of this AGREEMENT have been arranged on the grounds of convenience. In no circumstances can they be used for the purpose of interpreting the terms of the AGREEMENT. Unless specifically provided for otherwise, any reference to an Article includes all the sub-divisions of the said Article; a reference to one (several) of the given subdivision(s) does not cover the other subdivisions not referred to.

12.4	Any notification or communication authorized or required within the context of this AGREEMENT shall be deemed as duly accomplished, provided it has been carried out on a postage paid basis by registered letter with acknowledgement of receipt or by any other means of equivalent function to the following addresses:

For the LICENSOR: Institut Pasteur

Direction de la Valorisation et des Partenariats Industriels

25, rue du Dr ROUX

75724 PARIS cedex 15

For the LICENSEE: Cellectis S.A.

28, rue du Dr ROUX

75724 PARIS cedex 15

Any notification shall be deemed to have been effected on the date on which it is actually received by its addressee unless the date of receipt is a public holiday in which case it will be deemed to have been received on the first working day following the public holiday.

12.5	Should some provision of this AGREEMENT prove to be contrary to law, and thus null and void, the validity of this AGREEMENT will not be affected in consequence and the parties shall meet in order to replace the invalid provision by a lawful provision of equivalent effect. In the absence of AGREEMENT being reached on the wording of such a provision and if it is manifest that the importance of the invalid clause is such that, in its absence, the parties would have refrained from entering into the AGREEMENT, the AGREEMENT shall cease at the initiative of one or other of the parties subject to compliance with formalities equivalent to those laid down in Section 9.3 above.

12.6	The waiver by one or other of the parties of the execution of any of the provisions of this AGREEMENT does not, in any way, incorporate or imply any waiver in respect of the implementation of the other obligations. In any case, the fact that one or other of the parties abstains from calling for the execution of an obligation, which the said party may demand, cannot be interpreted as a waiver on its part of the execution of the said obligation, regardless of the duration of its abstention.

16       PATENT LICENSE AGREEMENT n°C-00061905

ARTICLE 13: DISPUTES- LAW- REGISTRATION

This AGREEMENT will be subject to French law.

ln the event of a difficulty arising between the parties in relation to the interpretation or execution of this AGREEMENT, the parties shall attempt to settle their difference on an amicable basis. In the event of the disagreement persisting, the Paris Courts (Tribunaux de Paris) shall have exclusive competence.

If the dispute affects fees or any sum of money in compensation for the LICENSE, this sum shall remain blocked for the duration of the dispute in an interest-bearing account, opened for this purpose by the party from whom the payment is claimed.

Full powers shall be given to the holder of a copy of this AGREEMENT for the purpose of procuring its fiscal registration and its registration in the national patent registers.

Made in Paris, in four (4) original copies.        [Handwritten text: 19 June 2000]

[Signature]	[Signature]

CELLECTIS	INSTITUT PASTEUR